Consent of Independent Certified Public Accountants

   We have issued our report dated April 21, 2004 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 196 as of February 29, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 10 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                          Grant Thornton LLP

Chicago, Illinois
June 24, 2004